UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

          Date of Report (Date of earliest reported): November 30, 2004



                        DIGITAL DESCRIPTOR SYSTEMS, INC.
               (Exact name of registrant as specified in charter)



         DELAWARE                         000-26604               23-2770048
  (State or other jurisdiction           (Commission           (IRS Employer
      of incorporation)                   File Number)       Identification No.)



     2150 HIGHWAY 35, SEA GIRT, NJ                                 08750
 (Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (732) 359-0260


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      In order to obtain funding for its ongoing operations, Digital Descriptor Systems, Inc. (the "Company") entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (collectively, the "Investors") on November 30, 2004 for the sale of (i) $3,500,000 in callable convertible secured notes (the "Notes") and (ii) stock purchase warrants to buy 10,500,000 shares of the Company's common stock (the "Warrants").

      On November 30, 2004, the Investors purchased $3,500,000 in Notes and received Warrants to purchase 10,500,000 shares of the Company's common stock, $3,008,431.06 of which was placed into an escrow account to be released to the Company in connection with specified use of proceeds guidelines.

      The Notes bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the Investors' option, at the lower of (i) $0.0005 or (ii) 67% of the average of the three lowest intraday trading prices for the Company's common stock during the 20 trading days before, but not including, the conversion date. The Company may prepay the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the Notes and the market price is at or below $.0005 per share. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, the Company has granted the investors a security interest in substantially all of its assets and intellectual property as well as registration rights.

      The Warrants are exercisable until seven years from the date of issuance at a purchase price of $.0005 per share. In addition, the exercise price of the Warrants is adjusted in the event the Company issues common stock at a price below market.

      The Investors have contractually agreed to restrict their ability to convert the Notes and exercise the Warrants and receive shares of the Company's common stock such that the number of shares of the Company's common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of the Company's common stock.

      In addition, the Company is obligated to register the shares of common stock issued and the shares issuable on exercise of the warrants. The registration must be filed by January 14, 2005. If the registration is not effective within 90 days, the Company will be obligated to pay penalties to the investors of 2% of the total purchase price per month pro rated on a daily basis until the registration is declared effective. The Company will bear all the costs of the registration.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

      The shares of common stock and the warrants described in Item 1.01 were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Each of the Investors is either an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, or a qualified institutional buyer as defined in Rule 144A under the Securities Act of 1933.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) The following exhibits are filed herewith:

Exhibit No.         Description
-----------         -----------

4.1 Securities Purchase Agreement dated November 30, 2004 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.2 Callable Secured Convertible Note in the name of New Millennium Capital Partners II, LLC dated November 30, 2004

4.3 Callable Secured Convertible Note in the name of AJW Qualified Partners, LLC dated November 30, 2004

4.4 Callable Secured Convertible Note in the name of AJW Offshore, Ltd. dated November 30, 2004

4.5 Callable Secured Convertible Note in the name of AJW Partners, LLC dated November 30, 2004

4.6 Stock Purchase Warrant in the name of New Millennium Capital Partners II, LLC dated November 30, 2004

4.7 Stock Purchase Warrant in the name of AJW Qualified Partners, LLC dated November 30, 2004

4.8                 Stock Purchase Warrant in the name of AJW Offshore, Ltd.
                    dated November 30, 2004

4.9 Stock Purchase Warrant in the name of AJW Partners, LLC dated November 30, 2004

4.10 Registration Rights Agreement dated November 30, 2004 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.11 Security Agreement dated November 30, 2004 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.12 Intellectual Property Security Agreement dated November 30, 2004 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.13 Guaranty and Purchase Agreement dated November 30, 2004 by and among the Company, New Millennium Capital Partners
                    II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC and Anthony Shupin

4.14 Guaranty and Purchase Agreement dated November 30, 2004 by and among the Company, New Millennium Capital Partners
                    II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC and Michael Pellegrino

4.15 Escrow Agreement dated November 30, 2004 by and among the Company, New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC, and Owen Naccarato, the Escrow Agent

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               DIGITAL DESCRIPTOR SYSTEMS, INC.

Date:  December 6, 2004        /s/ Anthony Shupin
                               ---------------------------
                               Anthony Shupin

                               President, Chief Executive Officer, acting Chief Financial Officer and Director